Exhibit 10.31.1

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

AMENDMENT NO. 1 TO LICENSE AND SUPPLY AGREEMENT

This Amendment No. 1 to that certain License and Supply Agreement (this “Amendment”) is entered into as of March 28, 2008, by and among Novartis AG, Novartis Consumer Health, Inc. (collectively, “Novartis”) and Endo Pharmaceuticals Inc. (“Endo”).

WHEREAS, the Parties entered into a License and Supply Agreement on March 4, 2008 (the “License Agreement”); and

WHEREAS, the terms and conditions in the License Agreement continue to be in full force and effect between the Parties except as modified as set forth below;

NOW THEREFORE, in consideration of the premises and covenants herein contained the Parties agree as follows:

1. The Terms used but not defined herein shall have the meanings set forth in the License Agreement.

2. Exclusive Negotiating Period for Line Extensions. Novartis hereby agrees that the ninety (90) day exclusive negotiation period for a license to Line Extensions referred to in Section 10.1(b) of the License Agreement will not commence until the delivery to Endo of both Novartis’ proposal relating thereto and information reasonably necessary for Endo to evaluate such opportunity.

3. Manufacture and Supply.

(a) The Parties hereby agree that, effective as of the Execution Date, Novartis AG shall be substituted for Novartis as a party to Sections 5.1-5.11 of the License Agreement.

(b) During the period from the Execution Date through March 31, 2008 (“Q1 2008”), all purchases of Licensed Product under Section 5 of the License Agreement shall be made by Endo, and for all periods thereafter during the Term of the License Agreement until the Parties otherwise agree, all purchases of Licensed Product under Section 5 of the License Agreement shall be made by Endo Pharma Ireland Limited or another subsidiary identified by Endo to Novartis in writing (any such party, “Endo Sub”). For purposes thereof, Endo Sub is hereby made a party to Section 5 of the License Agreement and shall have all the rights and obligations of Endo with respect thereto.

(c) Upon execution of this Amendment, Endo shall issue purchase orders for the Licensed Product listed on Annex A to this Amendment. Upon Novartis’s acceptance and invoicing of such purchase orders and only if such acceptance and invoicing occurs prior to March 31, 2008, all ownership, title and risk of loss of such Licensed Product shall belong to Endo prior to March 31, 2008, it being understood that Novartis attributes sales to a reporting period under the Medicaid Drug Rebate Program, as codified at 42 U.S.C. § 1396r-8, based on the invoice date of the sale.

(d) The Parties hereby agree that Section 5.4(a) and (e) of the License Agreement shall not apply until July 1, 2008 and that Section 5.13 of the License Agreement shall not apply until October 31, 2008.

4. Price Reporting and Related Government Contracting.

(a) For Q1 2008, with respect to the Licensed Product Novartis shall be solely responsible for (1) calculating and reporting prices for Licensed Product under the Medicaid Drug Rebate Program, as codified at 42 U.S.C. § 1396r-8, including making all decisions with respect thereto, in its discretion, and (2) providing any related certifications to applicable Government Authorities, and (3) reporting and compliance with all state law requirements regarding price disclosure and reporting. Novartis shall inform Endo of all decisions and actions taken pursuant to the prior sentence prior to taking such decisions and/or actions. For Q2 2008 and all periods thereafter during the Term of the License Agreement, with respect to the Licensed Product Endo shall be solely responsible for (1) calculating and reporting prices for Licensed Product under the Medicaid Drug Rebate Program, including making all decisions with respect thereto, in its discretion, and (2) providing any related certifications to applicable Government Authorities, and (3) reporting and compliance with all state law requirements regarding price disclosure and reporting. Endo’s responsibilities as of Q2 2008 shall apply to Licensed Product without regard to whether Licensed Product bears the National Drug Code of Novartis or Endo. Neither Party shall have any responsibility or liability for decisions made or actions taken by the other Party under this paragraph. *** Each Party shall supply to the other Party with any information reasonably requested by the other Party that the other Party needs to perform its responsibilities under this paragraph.

(b) CMS DDR Price Reporting. The applicable Novartis representative will be responsible for establishing within the Centers for Medicare & Medicaid Services (“CMS”) database the Licensed Product bearing the Novartis labeler code 0067. Effective with the April 2008 monthly Average Manufacturer’s Price (“AMP”) filing and thereafter, Novartis will transfer reporting responsibility to the applicable Endo representative via the CMS Drug Data Reporting (“DDR”) system for the Licensed Product. Endo will be responsible for establishing within the CMS DDR the Licensed Product bearing an Endo labeler code.

(c) Public Health Service (PHS). Endo shall have responsibility for all aspects of PHS contract pricing for the Licensed Product.

(d) Federal Supply Schedule (FSS). Endo shall have responsibility for all aspects of FSS pricing and non-Federal Average Manufacturer Price reporting for the Licensed Product. Immediately following execution of this Amendment (and no event later than three days following), Novartis will provide to Endo all correspondence related to the Licensed Product occurring between Novartis and any of its affiliates and the Veterans Administration office (VA).

(e) Pricing Compendia. Endo will be responsible for notifying the various pricing Compendia of the availability of Licensed Product and the Wholesale Acquisition Cost (“WAC”) pricing as established by Endo for the Licensed Product. The applicable Novartis representative will be included in such notification and will communicate to the Compendia as necessary in order to grant Endo the exclusive right to report and update the information for the Licensed Product.

(f) The provisions of Sections 2.2, 15.1 and 20 of the License Agreement shall apply to this Amendment. For the purposes of this paragraph (f), the provisions of this Amendment shall be considered covenants and agreements of, or representations and warranties made by, the Parties in the License Agreement.

(g) Information provided by one Party to the other Party under this paragraph 3 shall constitute “Confidential Information,” as defined in section 1.26 of the License Agreement and the provisions of Section 14 of the License Agreement shall apply to each Party’s treatment of that information.

(h) Notwithstanding Endo’s assumption of all responsibilities relating to calculation and reporting of prices for Licensed Product under the Medicaid Drug Rebate Program effective April 1, 2008, Novartis shall retain the responsibility for processing and paying rebate claims relating to Licensed Product bearing the Novartis labeler code 0067 submitted by the States under the Medicaid Drug Rebate Program for all periods during the Term of the License Agreement. On a quarterly basis Endo shall reimburse Novartis for Medicaid rebate claims paid by Novartis relating to Licensed Product. Endo shall pay Novartis within sixty (60) days of Endo’s receipt of an itemization of these Medicaid claims and supporting documentation, including utilization reports. Novartis shall be solely responsible for any interest incurred as a result of late payments to the States. Endo shall have the right to initiate a dispute with a State for reasonable cause, and Novartis shall cooperate with any such actions taken by Endo.

IN WITNESS WHEREOF, NOVARTIS AG, NOVARTIS and ENDO have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

ENDO PHARMACEUTICALS INC.

By	/s/ CHARLES A. ROWLAND, JR.
Name: Charles A. Rowland, Jr.
Title: EVP, CFO & Treasurer

NOVARTIS AG

By	/s/ PAUL DAVID BURNS
Name: Paul David Burns
Title:

By	/s/ PETER RUPPRECHT
Name: Peter Rupprecht
Title:

NOVARTIS CONSUMER HEALTH, INC.

By	/s/ JOHN COWLES
Name: John Cowles
Title: SVP, GM NCH OTC

Annex A to Amendment No. 1 dated March 28, 2008

Voltaren 100g Inventory March 24, 2008

Batch	Quantity	Location	SAP PO#
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